June 28, 1999

Premier Parks Inc.
11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

            Re: Premier Parks Inc. -- Registration Statement on Form S-3 (File No. 333-76595)

Ladies and Gentlemen:

      We have acted as counsel to Premier Parks Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), and the related Prospectus Supplement dated June 24, 1999 (the "Prospectus") filed pursuant to Rule 424(b)(2) of the Act, each in connection with Registrant's offering of $430.0 million aggregate principal amount of its 9 3/4% Senior Notes due 2007 (the "Senior Notes").

      In connection therewith, we have examined the Certificate of Incorporation and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant, the Registration Statement and the Prospectus. We also have made such inquiries and have examined originals or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

      Based upon the foregoing, we are of the opinion that the Senior Notes to be issued by the Registrant pursuant to the Registration Statement and
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Premier Parks Inc.
June 28, 1999
Page 2


Prospectus and in accordance with the terms of the applicable indenture are duly authorized and, upon issuance and authentication by the trustee under such applicable indenture and receipt by the Company of payment therefore, will be, validly issued, fully paid and non-assessable and constitute binding obligations of the Registrant in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        THELEN REID & PRIEST LLP